Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-190945 and 333-203136) and Form S-3 (No. 333-198782) of Sophiris Bio Inc. of our report dated March 10, 2015, except with respect to the second paragraph of the report, as to which the date is April 27, 2015, relating to the financial statements, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
April 27, 2015